UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 7, 2026

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the “Company”) held on May 7, 2026, the stockholders elected the Company’s Board of Directors and voted upon three Board proposals contained within the Company’s Proxy Statement dated March 19, 2026.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Randall C. Stuewe	123,309,638	7,876,807	34,897	6,344,419
Charles Adair	110,259,738	20,540,764	420,840	6,344,419
Robert Aspell	130,218,275	962,912	40,155	6,344,419
Larry A. Barden	127,456,029	3,727,748	37,565	6,344,419
Celeste A. Clark	128,480,880	2,699,359	41,103	6,344,419
Linda Goodspeed	120,542,969	9,990,408	687,965	6,344,419
Enderson Guimaraes	130,208,639	931,319	81,384	6,344,419
Randy L. Hill	130,626,175	555,051	40,116	6,344,419
Soren Schroder	130,402,883	780,200	38,259	6,344,419
Kurt Stoffel	130,623,349	556,999	40,994	6,344,419

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 2, 2027:

For	Against	Abstentions	Broker Non-Votes
126,823,697	10,700,222	41,842	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non-Votes
125,524,154	5,431,099	266,089	6,344,419

Board proposal to approve the Company’s 2026 Omnibus Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
127,451,650	3,637,563	132,129	6,344,419

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 8, 2026	By:	/s/ Nick Kemphaus
Nick Kemphaus
Executive Vice President, General Counsel

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